UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 14C/A
                               (Amendment No. 2)

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement


                     Stem Cell Therapy International, Inc.
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                (Name of Registrant as Specified in its Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:_________________

3) Filing Party:___________________________________________

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                      Stem Cell Therapy International, Inc
                         2203 N. Lois Avenue, 9th Floor
                                Tampa, FL 33607

                             INFORMATION STATEMENT

        Pursuant To Section 14(c) of Securities and Exchange Act Of 1934

                 Approximate Date of Mailing: March 10, 2008

                       WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information Statement is being furnished by the Board of Directors of Stem Cell Therapy International, Inc. (the "Company") to the stockholders of record of the Company's common stock at the close of business on February 9, 2007 (the "Record Date"), and is being sent to you to inform you of action which has been approved by the holders of at least a majority of the voting power of the Company outstanding on the Record Date, by written consents without holding a meeting of stockholders. By such written consents, such stockholders approved the following action:

1. To amend our Articles of Incorporation to effect an increase in the Company's authorized shares of common stock to five hundred million (500,000,000) shares.

2. To change the name of the Company to Amstem International Corp., Inc. (the "Amendment").

Our Board of Directors unanimously adopted and approved the proposal, and on March 7, 2008, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the outstanding shares with the right to vote on these matters. There are 500,000 issued shares of Series A Preferred Stock with the same voting rights as the common stock. No other votes were required to adopt the Amendment and none are being solicited hereunder. A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit "A".

This Information Statement is first being mailed or furnished to stockholders on or about March 10, 2008, and the Amendment described herein will not become effective until at least twenty (20) calendar days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

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NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
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                    OUTSTANDING SECURITIES AND VOTING RIGHTS

As of December 31, 2007, the Company had authorized:(1) one hundred million (100,000,000) shares of common stock, $0.001 par value, 37,295,369 of which were issued and outstanding, and (2) ten million (10,000,000) shares of preferred stock, $0.001 par value, of which 500,000 shares have been designated as Series A Preferred shares and are issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders. However, under Nevada law, any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company's outstanding common stock and Series A Preferred stock.

There are currently 500,000 shares of Series A preferred stock outstanding to one holder. The shares of Series A preferred stock have the same voting and dividend rights as common shares and are convertible on a one for one basis upon a minimum of 61 days notice to the Company. The Series A preferred stock may not be converted into common stock if such conversion would result in the holder holding more than 5% of the issued and outstanding common stock of the Company. There are no liquidation preferences over the common stock for the Series A Preferred Stock.

                              STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions proposed and discussed in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS"). This section provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposed resolutions as early as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of its stockholders holding a majority of the Company's voting power.

The action described in this Information Statement cannot be taken until at least 20 days after this Information Statement has been first mailed to the Company's stockholders.

                             NO DISSENTERS' RIGHTS

The NRS does not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement.

                                 THE AMENDMENTS
GENERAL

The Board has approved, and the stockholders owning a majority of the shares entitled to vote on matters submitted to the stockholders have consented in writing to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to five hundred million (500,000,000) shares and to change the name of the Company to Amstem International Corp..

A copy of the Articles of Amendment effecting the change in authorized shares of Common Stock and the name change, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit "A". The stockholders owning a majority of the issued and outstanding shares of the Common Stock have consented to the increase in authorized shares of Common Stock, which will become effective on March 30, 2008 (the "Effective Date").

The Company has taken all action required under Nevada law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, Nevada law requires that notice be sent to all non-consenting stockholders notifying them of the actions taken not more than 30 days after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of 20 calendar days from the date hereof. The Articles of Amendment filed with the Nevada Secretary of State will not become effective until the Effective Date, after the expiration of the 20-calendar day period.

STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

As of February 29, 2008, the Company had 37,295,369 issued and outstanding shares of Common Stock and 500,000 issued and outstanding shares of Series A Preferred Stock. Each holder of Common Stock or Series A Preferred Stock is entitled to one vote for each share of Common Stock or Series A Preferred Stock held on all matters submitted to a vote of stockholders.

By written consent dated February 29, 2008 the stockholders owning a majority of the outstanding stock entitled to vote have approved the adoption and implementation of the Amendment. Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment

PURPOSE AND EFFECT OF INCREASE IN COMMON STOCK AND PREFERRED STOCK

The increase of authorized common stock will provide the Company with the ability to issue capital stock in connection with any future financing activities or corporate mergers and acquisitions using the Company's capital stock.

When issued, the additional shares of common stock authorized by the amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of common stock have no preemptive rights and, accordingly, shareholders would not have any preferential rights to purchase any of the additional shares of common stock when such shares are issued.

Having a substantial number of authorized but unissued shares of common stock that are not reserved for specific purposes will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening an annual meeting of shareholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of common stock may, depending upon the circumstances under which such shares are issued, reduce shareholders' equity per share and may reduce the percentage ownership of common stock by existing shareholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of shares of common stock that would become authorized by the amendment unless otherwise required by law or regulation.

The increase in the authorized number of shares of the Company's common stock under the amendment could be used by its Board of Directors to make more difficult, and thereby discourage, delay or prevent, an attempt to acquire control of the Company. For example, the shares could be privately placed with purchasers who might support the Company's Board of Directors in opposing a hostile takeover bid. The issuance of the new shares also could be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal provisions of the Company's articles of incorporation or bylaws. To the extent that it impedes any such attempts, the issuance of shares following the adoption of the amendment may serve to perpetuate existing management. While the amendment may have potential antitakeover effects, it is not prompted by any specific effort or takeover threat currently perceived by the Company's Board of Directors or management. Although under Nevada law our Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of its shareholders, its Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of its shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.

PURPOSE AND EFFECT OF NAME CHANGE

The Company has changed its name to better reflect the ongoing business of the Company.

                           EFFECTIVENESS OF AMENDMENT

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the existing stock entitled to vote on matters submitted to the stockholders.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company's outstanding Common Stock as of December 31, 2007 by: (1) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, (2) each of the Company's named executive officers, (3) each of the Company's directors, and (4) all of the Company's executive officers and directors as a group.

Beneficial  ownership  is  determined  in  accordance with the rules of the SEC.
Except as otherwise noted, (1) the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and (2) the address of each person listed in the following table (unless otherwise noted) is c/o Originally New York, Inc., 216 N. Commercial Ave., Eagle Grove, Iowa 50533.

The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of December 31, 2007, but excludes shares of Common Stock underlying options held by any other person. The number of shares outstanding as of December 31, 2007 was 37,295,369 shares of Common Stock and 500,000 shares of Series A Preferred Stock. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

                                                                       PERCEN-
                                   NUMBER                              TAGE OF
NAME AND ADDRESS OR                OF SHARES       CLASS               CLASS
---------------------------------  --------------  ------------------  --------
Global Capital Corp.
2203 N. Lois Avenue, 9th Floor
Tampa, FL 33607                    4,000,000       Common                 11.5%
---------------------------------  --------------  ------------------  --------


Institute of Cell Therapy
c/o Alan Brutten, Attorney at Law
1341 Ocean Parkway
Brooklyn, NY 11230                 5,000,000       Common                 14.5%
---------------------------------  --------------  ------------------  --------


Thuy-Van Chau
2203 N. Lois Avenue, 9th Floor
Tampa, FL 33607                    3,000,000       Common                  8.7%
---------------------------------  --------------  ------------------  --------


Vivian Cao Irrevocable Trust
2203 N. Lois Avenue, 9th Floor
Tampa, FL 33607                    2,000,000       Common                  5.8%
---------------------------------  --------------  ------------------  --------


Christopher Cao Irrevocable Trust
2203 N. Lois Avenue, 9th Floor
Tampa, FL 33607                    2,000,000       Common                  5.8%
---------------------------------  --------------  ------------------  --------

Calvin C. Cao
2203 N. Lois Avenue, 9th Floor
Tampa, FL 33607                    11,000,000 (1)  Common                 31.9%
---------------------------------  --------------  ------------------  --------


Daniel J. Sullivan
Street2203 N. Lois Avenue, 9th Floor
Tampa, FL 33607                    200,000         Common                   .6%
---------------------------------  --------------  ------------------  --------


M. Richard Cutler
c/o Cutler Law Group
3206 West Wimbledon Drive
Augusta, GA 30909                  2,674,196 (2)   Common                  7.8%
---------------------------------  --------------  ------------------  --------


RHL Management, Inc.
c/o Cutler Law Group
3206 West Wimbledon Drive                          Series A
Augusta, GA 30909                  500,000         Preferred               100%
---------------------------------  --------------  ------------------  --------


All Directors and
Executive Officers
as a Group (2 persons)             11,200,000      Common                 32.5%
---------------------------------  --------------  ------------------  --------

(1) Consists of 4,000,000 shares held by Global Capital Corp., 2,000,000 shares held by Vivian Cao Irrevocable Trust and 2,000,000 shares held by Christopher Cao Irrevocable Trust and 3,000,000 shares held by Thuy-Van Chau.

(2) Consists of 1,292,259 shares held by Cutler Law Group and 1,381,937 shares held by R Capital Partners, Inc.

                                  OTHER ACTION

No other action was taken or authorized by the stockholders' written consent to corporate action to which this Information Statement pertains.

                         COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by the Company and its Board of Directors. The Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement. Although there is no formal agreement to do so, the Company may reimburse attorneys, banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

By Order of the Board of Directors

/s/Calvin Cao
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Calvin Cao, CEO

                                  EXHIBIT "A"
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

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Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
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             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

Stem Cell Therapy International, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

FIRST:  The name of the Corporation is Amstem International Corp..



FOURTH. The voting common stock authorized may be issued by the corporation is FIVE HUNDRED MILLION (500,000,000) shares of stock with a normal par value of .001 per share and no other class of stock shall be authorized. Said shares with nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority of those authorized

4.     Effective date of filing (optional):

5.     Officer signature (required):  /s/ M. Richard Cutler
                                      ---------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.